SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 1 , 2002

                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                        0-12957              22-2372868
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(State or other jurisdiction      (Commission            (IRS Employer
 of incorporation)                File Number)           Identification)

                20 Kingsbridge Road, Piscataway, New Jersey 08854
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (732) 980-4500
                                                           --------------

                                       NA
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          (Former name or former address, if changed since last report)

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Item 5. Other Events

      Enzon, Inc. announced on July 1, 2002 that it has entered into an agreement with Aventis Pharmaceuticals that provides for Enzon to reacquire its rights to market and distribute its product ONCASPAR(R) (pegaspargase). The agreement will enable Enzon to conduct all marketing and sales activities for certain territories that had been previously licensed to Aventis, specifically the U.S., Mexico, Canada, and the Asia/Pacific region. Enzon may also seek the expansion of the current labeling of ONCASPAR through additional product development efforts.

      ONCASPAR is indicated for patients with acute lymphoblastic leukemia who require L-asparaginase in their treatment regimen, but have developed hypersensitivity to native forms of L-asparaginase. During calendar 2001, Enzon reported ONCASPAR sales of approximately $9 million.

      Under the agreement, Enzon will pay $15 million to Aventis as well as a 25% royalty on future net sales of ONCASPAR in the United States and Canada for a period of 12 years, at which time all Enzon royalty obligations will cease. The remaining $1.7 million in advanced royalty balance owed by Enzon to Aventis, which is recorded as a long term liability on Enzon's balance sheet, will be deemed to be paid in full. Also, Enzon's obligation to make payments to Aventis of $100,000 per month until such time as resumption of normal distribution and labelling of ONCASPAR by Aventis is eliminated. Enzon will have no minimum sales or minimum royalty obligations to Aventis, nor will Enzon have any obligation to develop ONCASPAR for additional indications. If Enzon decides to stop selling ONCASPAR, or fails to make any required royalty payment to Aventis under the new agreement, Aventis would be entitled to reacquire its rights to market ONCASPAR in the U.S. under the terms of the license agreement pursuant to which Enzon had previously granted Aventis exclusive marketing rights to ONCASPAR in the U.S. The license agreements pursuant to which Enzon had previously granted Aventis exclusive marketing rights to ONCASPAR in Mexico, Asia Pacific and Canada will terminate.

      In 1993, Enzon and Aventis (formerly Rhone-Poulenc Rorer Pharmaceuticals, Inc.) entered into a license agreement for ONCASPAR and in 1994 Aventis launched the product in the U.S. Enzon has been temporarily distributing ONCASPAR since 1998 and it was expected that Aventis would resume distribution of the product during the second half of calendar 2002, at which time Enzon's revenue stream would have reverted back to a 27.5 percent royalty.

      Except for the historical information herein, the matters discussed in this filing include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors, which are described in the Company's Form 10-K, Form 10-Q's and Form 8-K's on file with the SEC, including without limitation, risks attendant to Enzon's limited sales and marketing experience, the risk that development efforts may be cancelled or delayed, the risk that the financial impact of the transaction may not be accretive or profitable, risks in obtaining and

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maintaining regulatory approval for indications and expanded indications, market acceptance of and continuing demand for Enzon's products and the impact of competitive products and pricing.

                                      # # #

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2002

                                                       ENZON, INC.
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                                                      (Registrant)


                                        By: /s/ Kenneth J. Zuerblis
                                            ------------------------------------
                                            Kenneth J. Zuerblis
                                            Vice President, Finance,
                                            Chief Financial Officer
                                            (Principal Financial
                                            and Accounting Officer) and
                                            Corporate Secretary